Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Second Quarter Fiscal 2012 Results

New York, N.Y. — February 2, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a global custom market research firm, today announced its second quarter fiscal 2012 financial results.

Al Angrisani, Interim Chief Executive Officer of Harris Interactive, commented, “We made progress this quarter in improving our liquidity and profitability as a result of closely managing cash and our rightsizing efforts, both of which are core elements of our turnaround program. Looking ahead, we continue to face and seek to address sales challenges in certain areas of our business, in part by replacing low margin work with projects that yield appropriate margins. Addressing these challenges is not a quick or easy process and in the interim will put downward pressure on revenue.”

Key Financial Statistics

USD in millions – unaudited	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2011	2010	2011	2010
Revenue (1)	$39.1	$44.9	$77.4	$82.0
Operating income (loss) (2)	$2.1	$0.9	$(3.8)	$(0.4)
Net income (loss)	$1.6	$0.3	$(4.3)	$(1.0)
Fully diluted net income (loss) per share	$0.03	$0.01	$(0.08)	$(0.02)

Adjusted EBITDA (3)	$3.8	$3.0	$(0.2)	$3.8
Adjusted EBITDA with add-back of restructuring and other charges (3)	$3.8	$3.7	$6.6	$4.5

Cash provided by (used in) operations	$3.3	$3.3	$3.5	$1.0

Bookings (4)	$45.2	$55.3	$76.5	$90.7

At December 31:	2011	2010
Cash and cash equivalents	$14.1	$13.5
Outstanding debt	$8.4	$13.2
Secured revenue (5)	$45.1	$53.7

(1)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and six months ended December 31, 2011 decreased by 12.8% and 6.6%, respectively, over the same prior year periods.
(2)	Operating income for the three months ended December 31, 2011 included restructuring and other charges of $(0.1) million, compared with $0.7 million for the same prior year period. Operating income for the six months ended December 31, 2011 included restructuring and other charges of $6.8 million, compared with $0.7 million for the same prior year period.
(3)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation.

©2012 Harris Interactive Inc.	All rights reserved.

(4)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and six months ended December 31, 2011 decreased by 18.1% and 14.4%, respectively, over the same prior year periods. Bookings for the six months ended December 31, 2011 included negative bookings of $0.7 million for projects that were cancelled in connection with the closure of our Asia operations in September 2011.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at December 31, 2011 decreased by 15.6% over the same prior year period.

Second Quarter Fiscal 2012 Results Conference Call and Webcast Access

Al Angrisani, Interim Chief Executive Officer, will host a conference call to discuss these results on Thursday, February 2, 2012, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, the Company’s ability to remain in compliance with the financial covenants in its credit agreement, and uncertainties surrounding the Company’s ability to regain compliance with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

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About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in more than 215 countries and territories through our North American and European offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us - and our clients - stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2011	June 30, 2011
Assets
Cash and cash equivalents	$14,053	$14,224
Accounts receivable, net	24,001	26,480
Unbilled receivables	5,882	7,580
Prepaids and other current assets	3,808	3,619
Deferred tax assets	523	306

Total current assets	48,267	52,209

Property, plant and equipment, net	2,334	3,447
Other intangibles, net	12,133	14,582
Other assets	1,229	1,610

Total assets	$63,963	$71,848

Liabilities and Stockholders’ Equity
Accounts payable	$9,770	$9,521
Accrued expenses	19,979	21,249
Current portion of long-term debt	4,794	4,794
Deferred revenue	13,491	13,872

Total current liabilities	48,034	49,436

Long-term debt	3,596	5,993
Deferred tax liabilities	1,993	2,195
Other long-term liabilities	4,167	2,752

Total stockholders’ equity	6,173	11,472

Total liabilities and stockholders’ equity	$63,963	$71,848

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue from services	$39,115	$44,940	$77,378	$81,954

Operating expenses:
Cost of services	24,470	29,560	48,467	53,753
Selling, general and administrative	11,393	12,312	23,379	24,876
Depreciation and amortization	1,197	1,515	2,490	3,043
Restructuring and other charges	(57)	679	6,823	679

Total operating expenses	37,003	44,066	81,159	82,351

Operating income (loss)	2,112	874	(3,781)	(397)
Operating margin	5.4%	1.9%	-4.9%	-0.5%
Interest expense, net	204	308	398	762

Income (loss) from operations before income taxes	1,908	566	(4,179)	(1,159)

Provision (benefit) for income taxes	283	223	153	(165)

Net income (loss)	$1,625	$343	$(4,332)	$(994)

Basic net income (loss) per share	$0.03	$0.01	$(0.08)	$(0.02)

Diluted net income (loss) per share	$0.03	$0.01	$(0.08)	$(0.02)

Weighted average shares outstanding -
Basic	55,272,335	54,472,556	55,149,610	54,447,673

Diluted	55,294,426	54,542,596	55,149,610	54,447,673

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Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Six months ended
	December 31,		December 31,
	2011	2010	2011	2010
GAAP net income (loss)	$1,625	$343	$(4,332)	$(994)
Interest expense, net	204	308	398	762
Provision (benefit) for income taxes	283	223	153	(165)
Depreciation and amortization	1,462	1,937	3,005	3,895

EBITDA	$3,574	$2,811	$(776)	$3,498
Stock-based compensation (1)	271	171	550	350

Adjusted EBITDA	$3,845	$2,982	$(226)	$3,848

Adjusted EBITDA	$3,845	$2,982	$(226)	$3,848
Add-back of restructuring and other charges	(57)	679	6,823	679

Adjusted EBITDA with add-back of restructuring and other charges	$3,788	$3,661	$6,597	$4,527

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation

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